OptimumBank Holdings, Inc. 10-Q/A

Exhibit 10.4

FIRST AMENDMENT

TO

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of October 25, 2012 (this “First Amendment”), by and among OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Company”), and MOISHE GUBIN (the “Investor”).

RECITALS

A. The Company and the Investor have previously entered into an Amended and Restated Stock Purchase Agreement dated as of December 5, 2011 (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, 6,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $0.40 per Share (the “Per Share Price”).

B. The Company and the Investor have agreed to amend certain terms of the Purchase Agreement in order to provide the parties additional time in which to obtain all necessary approvals for the sale of the Shares, and to make certain other changes agreed by the parties.

C. The Board of Directors of the Company has deemed it in the best interests of the Company and its shareholders that the Company to amend the terms of the Purchase Agreement on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this First Amendment, the parties herby agree as follows:

Section 1.                Capitalized Terms. Capitalized terms used in this First Amendment, unless otherwise defined herein, have the meanings given to them in the Purchase Agreement.

Section 2.                Amendment of Section 1. The provisions of Section 1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective parties contained herein, the Company agrees to sell to the Investor, and the Investor irrevocably agrees to purchase from the Company, 6,750,000 shares of the common stock (the “Common Stock”) of the Company (the “Shares”) at the price of $0.40 per Share (the “Transaction”), provided that the number of Shares to be purchased by the Investor will be reduced to the extent that the Federal Reserve Board and/or the Florida Office of Financial Regulation limit the number of Shares that may be purchased by the Investor in connection with the approvals described in Section 3.1(c) of this Agreement.

Section 3.                Amendment of Section 2. The provisions of Section 2 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

2. Closings.

(a) The Investor may elect to acquire the Shares, in whole or in part, that the Investor is authorized to purchase in one or more closings (the “Closings”) to be scheduled by the Investor with at least five (5) days prior written notice to the Company, subject to the following:

(i) the notice from the Investor must specify the proposed date of each Closing and the number of Shares to be acquired by the Investor at such Closing;

(ii) the first Closing shall not be scheduled until after the receipt of the regulatory approvals contemplated by Section 3.1(c) of this Agreement;

(iii) assuming that the conditions to the Closings set forth in this Agreement have been satisfied (other than those conditions that by their nature are to be satisfied at each Closing), then the Investor must complete the purchase of all of the Shares that the Investor is authorized to purchase by the Federal Reserve Board and the Florida Office of Financial on or before January 31, 2013; and

(iv) each Closing shall take place at the offices of the Company located at 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or such other date or location as agreed by the parties.

(b) The date of each Closing is referred to as a “Closing Date.”

(c) Subject to the satisfaction or waiver on the applicable Closing Date of the applicable conditions to such Closing, at each Closing:

(i) the Company will deliver to the Investor a certificate representing the number of Shares to be issued at such Closing; and

(ii) the Investor will pay the purchase price for the Shares to be acquired at such Closing.

Section 4.                Amendment of Section 10.1. The provisions of Section 10.1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

10.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated prior to the completion of the purchase and sale of all of the Shares:

 (a) by mutual written consent of the Investor and the Company; or

(b) by any party hereto, if the purchase and sale of all of the Shares shall not have occurred by January 31, 2013, provided, that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been the cause of, or resulted in, the failure of the parties to complete the purchase and sale of all of the Shares on or before such date.

Section 5.                No Waiver. Except as expressly set forth in this First Amendment, the execution and delivery of this First Amendment by the parties shall not be construed as a waiver of the breach by any party of its obligations set forth in the Purchase Agreement or as a waiver of any of the conditions set forth in the Purchase Agreement. No waiver of any breach contained in this First Amendment shall operate or be construed as a waiver of any subsequent breach.

Section 6.                Ratification. Except as modified by the terms of this First Amendment, all of the terms of the Purchase Agreement are hereby ratified, confirmed and approved.

Section 7.                Governing Law. This First Amendment shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of laws.

Section 8.                Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this First Amendment have caused this First Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Richard L. Browdy
Name:	Richard L. Browdy
Title:	President

INVESTOR:

By:	/s/ Moishe Gubin
Name:	Moishe Gubin